SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


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                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934


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   Date of Report (Date of Earliest Event Reported):  February 28, 1997


                          ETS INTERNATIONAL, INC.
          (Exact name of Registrant as specified in its charter)


           Virginia            00019678           54-1414643
         (State or other      (Commission       (IRS Employer
         jurisdiction of      File Number)      Identification No.)
         incorporation)


            1401 Municipal Road, NW
            Roanoke, Virginia                          24012
      (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code: (540) 265-0004


                              Not Applicable
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       (Former name or former address, if changed since last report)
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      Item 9.     Sales of Equity Securities Pursuant to Regulation S.
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      Pursuant to a Regulation S Convertible Debentures Purchase Agreement
dated as of February 28, 1997 (the "Debentures Purchase Agreement"), and a Regulation S Warrants Purchase Agreement dated as of February 28, 1997 (the "Warrants Purchase Agreement"), ETS International, Inc. (the "Company"), on February 28, 1997 (the "Closing Date"), placed $750,000 of its 7% Convertible Debentures due February 27, 2002 (the "Debentures") and issued warrants (the "Warrants") to purchase 1,000,000 shares of Company Common Stock, no par value. The offering was made under the Securities Act of 1933 (the "1933 Act"), as amended, in reliance on the exemption from registration set forth in Regulation S under the 1933 Act to foreign institutional investors and/or agents associated with the transaction.

      The holder of the Debenture(s) is entitled to convert the Debenture(s) initially issued to such holder beginning forty-five days after the Closing Date, into that number of fully paid and nonassessable shares of the Company's Common Stock, calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares issued upon conversion = (Principal + Interest)/Conversion Price, where

      I Principal = The Principal amount of the Debenture(s) to be converted.

      II    Interest = Principal x (N/365) x .07, where

            A.         N = the number of days between (i) Closing Date, and
                  (ii) the applicable Date of Conversion for the Debenture(s) for which conversion is being elected, and

            B.         Conversion Price = the lesser of (x) 100% of the
                  average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five trading days immediately preceding the Closing Date, or (y) 65% of the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion.

      The term "Closing Bid Price" means the closing bid price on the market as reported by the OTC Bulletin Board or NASDAQ's National Market System or Small Capitalization System ("NASDAQ"), or American Exchange Emerging Company Marketplace, or if then traded on a different national securities exchange, the closing sales price on the principal national securities exchange on which it is so traded and if not available, the mean of the daily high and low sales prices on such securities exchange on which it is traded, or, if the actual Closing Bid Price is not available on any such day on the OTC Bulletin Board or NASDAQ or such other exchange or market where traded, then the Closing Bid Price on the immediately preceding reported date.
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      Each of the Debentures that remains issued on the date which is five years after the Closing Date automatically will be converted into shares of Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula above). The Conversion Price will be adjusted in the event of a stock split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event by the Company. The Company may in its sole option force conversion of the Debentures, in whole at any time from and after one year from the Closing Date, on not less than fifteen nor more than thirty days prior written notice by the Company to the holder of the Debentures.

      Each Warrant entitles the holder to purchase, in consideration of the services performed by such purchaser or its affiliates or the securities purchased by such purchaser in connection with the Company's offering of the Debentures, 100,000 shares of Company Common Stock. The exercise price of the Warrants is equal to 100% of the average Closing Bid Price of the Company's Common Stock for the five days immediately preceding the Closing Date, such Warrants to be exercised at any time from and after forty-five days from the Closing Date and on or before February 27, 2002. The smallest number of shares of Common Stock with respect to which a holder may exercise a Warrant at a given time in accordance with the formula set forth above is 1,000 shares or such lesser amount held by the purchaser.


      Item 7(c).    Exhibits.
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      Exhibit No.   Description
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      4(a)          Form of 7% Convertible Debenture Due February 27, 2002

      4(b)          Form of Common Stock Purchase Warrant

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                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ETS INTERNATIONAL, INC.



                                   By s/David F. Tompkins
                                      -------------------------------
                                        David F. Tompkins
                                        Vice President

Date:  March 11, 1997
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